                                                                   EXHIBIT  99.1


                                ARIS CORPORATION


       FINANCIAL STATEMENT SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES


                                                  BALANCE
                                                    AT        CHARGE TO                                  BALANCE
                                                 BEGINNING    COSTS AND                                 AT END OF
                                                 OF PERIOD     EXPENSES    DEDUCTIONS   ACQUISITIONS     PERIOD
                                                 ---------    ----------   ----------   ------------    ---------
YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful accounts.............      $   917      $   706      $  (360)        $ --         $ 1,263

YEAR ENDED DECEMBER 31, 1999
Allowance for doubtful accounts.............      $ 1,263      $ 1,372      $  (438)        $300         $ 2,497

YEAR ENDED DECEMBER 31, 2000
Allowance for doubtful accounts.............      $ 2,497      $ 2,378      $(2,200)        $ --         $ 2,675





















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